    PTC ANNOUNCES FISCAL SECOND QUARTER 2020 RESULTS Solid Q2’20 ARR, Revenue, Operating Margin and EPS Performance; Revises FY’20 Outlook BOSTON, MA, April 29, 2020 - PTC (NASDAQ: PTC) today reported financial results for its fiscal second quarter ended March 28, 2020. “Our performance in the second quarter was solid, with ARR growing 11% on a constant currency basis despite the increasingly challenging macro environment towards the end of the quarter. Revenue, operating margin and EPS results exceeded our expectations, reflecting the strength of our recurring revenue model. Given the durable nature of our business, we remain committed to delivering solid results for the remainder of FY’20 while navigating the current backdrop of macroeconomic uncertainty,” said James Heppelmann, President and CEO, PTC. “We continue to work closely with our customers to address the ever-changing demands this crisis is having on their businesses. We are providing white-glove support to our many medical device and health-tech customers to ramp up production of critical medical equipment, and we announced free use of our Vuforia Chalk augmented reality remote support and collaboration technology during the crisis,” continued Heppelmann. “The disruptive nature of the crisis is reinforcing the mission-critical nature of our broad technology portfolio – from the data access and collaboration capabilities of Windchill PLM, to the remote management enabled by our ThingWorx IoT solutions, to the remote collaboration and training of front-line workers enabled by our Vuforia AR suite, to our pure SaaS Onshape platform that enables engineers to work from anywhere and on any device. We will continue to drive innovation to further enhance our already robust product portfolio and we believe we will emerge even better positioned following this crisis,” concluded Heppelmann. Second quarter 2020 highlights1 Key operating and financial highlights are set forth below. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com.  ARR was $1.18 billion. Growth of 10%, or 11% in constant currency, compared to Q2’19 reflects solid performance in our Core and Growth businesses, and in our global channel.  Revenue was $360 million in Q2’20. Growth of 24% compared to Q2’19 was driven by strength across our Core and Growth businesses.  Cash from operations was $88 million in Q2’20, compared to $141 million in Q2’19. Free cash flow was $82 million, compared to $120 million in Q2’19. Cash flow from operations and free cash flow included $18 million in restructuring payments and $2 million of acquisition-related payments.  Operating margin was 14% in Q2’20 on a GAAP basis compared to (8)% in Q2’19; non-GAAP operating margin was 29%, compared to 15% in Q2’19.   1 We include operating and non-GAAP financial measures in our operational highlights. We revised the definition of ARR on September 5, 2019. The detailed definitions of these items and reconciliations of Non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release. 1

- Total cash, cash equivalents, and marketable securities as of the end of Q2'20 was $884 million; total debt, net of deferred issuance costs, was $1.6 billion. We will redeem all $500 million of our 6% Senior Notes due 2024 on May 15, 2020.

Fiscal 2020 Outlook
"Our actions over the past few years to migrate the business to a more predictable recurring revenue model has made PTC more resilient than ever. Our revised fiscal 2020 guidance demonstrates our expectation that even in this challenging environment PTC will remain financially healthy and still post solid growth," said Kristian Talvitie, EVP and CFO, PTC.

Revised Fiscal 2020 Guidance
Our revised fiscal 2020 financial outlook includes the following assumptions:

- Impact of weakening of macroeconomic conditions related to the COVID-19 crisis.
- A severe disruption in new bookings growth, down 30% YoY at the midpoint for the second half of the year.
    - The low end of the range assumes ~50% decline in new bookings for Q3'20 and Q4'20.
    - The high end of the range assumes a ~30% decline in new bookings for Q3'20 and a ~20% decline in Q4.
- Churn deteriorates approximately 100 bps to 8%, rather than a modest improvement over FY'19.
- Operating expense growth of roughly 2% YoY compared to our previous projection of 9% YoY due primarily to restructuring activity conducted in H1'20 as well as increased cost discipline related to headcount additions, variable compensation expense, travel and marketing expense.
- GAAP tax rate is expected to be 20%, Non-GAAP tax rate is expected to be 19%.

In millions except per share amounts	Previous Guidance	Revised Guidance	YoY
ARR	$1,270 - $1,295	$1,220 - $1,255	9% - 12%
Cash from Operations	$245 - $265	~$222	~(22)%
Free cash flow (1)	$218 - $238	~$200	~(10)%
Revenue	$1,445 - $1,525	$1,400 - $1,430	11% - 14%
GAAP Operating Margin	11% - 15%	13% - 14%	800 - 900 bps
Non-GAAP Operation Margin (2)	26% - 29%	27% - 28%	700 - 800 bps
GAAP EPS	$0.71 - $1.23	$0.70 - $0.84	404% - 465%
Non-GAAP EPS (2)	$2.15 - $2.65	$2.20 - $2.35	34% - 43%

(1) Cash from operations and free cash flow include ~$65 million of interest payments, ~$45 million of restructuring and ~$10 million of acquisition-related payments; free cash flow includes capital expenditures of ~$22 million.
(2) The FY'20 non-GAAP guidance excludes the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected).

2

    In millions FY’20 Acquisition-related charges $7 Restructuring and other charges $32 Intangible asset amortization expense $56 Stock-based compensation expense $102 Debt early redemption premium $15 Total Estimated Pre-Tax GAAP adjustments $212 PTC’s Fiscal Second Quarter 2020 Results Conference Call, Prepared Remarks and Data Tables Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, April 29, 2020. To access the live webcast, we recommend you visit PTC’s Investor Relations website at investor.ptc.com 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 866-987-6881 or 270-215-9571 and provide the conference ID: 1299773. The call will be recorded, and replay will be available via webcast on PTC’s Investor Relations website. 3

    PTC Inc. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) Three Months Ended Six Months Ended March 28, March 30, March 28, March 30, 2020 2019 2020 2019 Revenue: Recurring revenue$ 315,863 $ 239,185 $ 621,231 $ 490,623 Perpetual license 8,217 10,336 17,215 52,141 Professional services 35,523 40,930 77,267 82,376 Total revenue (1) 359,603 290,451 715,713 625,140 Cost of revenue 83,027 79,904 170,432 157,256 Gross margin 276,576 210,547 545,281 467,884 Operating expenses: Sales and marketing (2) 107,438 103,722 215,042 207,940 Research and development (2) 59,954 61,402 125,262 122,184 General and administrative (2) 33,629 35,371 78,186 73,235 Amortization of acquired intangible assets 7,288 5,930 14,065 11,866 Restructuring and other charges, net 18,242 26,980 32,276 45,473 Total operating expenses 226,551 233,405 464,831 460,698 Operating income (loss) 50,025 (22,858) 80,450 7,186 Other expense, net (34,247) (10,562) (45,641) (20,184) Income (loss) before income taxes 15,778 (33,420) 34,809 (12,998) Provision (benefit) for income taxes 8,622 10,093 (7,802) 9,530 Net income (loss)$ 7,156 $ (43,513) $ 42,611 $ (22,528) Earnings (loss) per share: Basic $ 0.06 $ (0.37) $ 0.37 $ (0.19) Weighted average shares outstanding 115,606 118,461 115,401 118,392 Diluted$ 0.06 $ (0.37) $ 0.37 $ (0.19) Weighted average shares outstanding 116,017 118,461 115,856 118,392 (1) See supplemental financial data for revenue by license, support, and professional services. (2) See supplemental financial data for additional information about stock-based compensation. 4

    PTC Inc. SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION (in thousands, except per share data) Revenue by license, support and services is as follows: Three Months Ended Six Months Ended March 28, March 30, March 28, March 30, 2020 2019 2020 2019 License revenue (1) $ 127,607 $ 61,876 $ 251,037 $ 167,198 Support and cloud services revenue 196,473 187,645 387,409 375,566 Professional services revenue 35,523 40,930 77,267 82,376 Total revenue$ 359,603 $ 290,451 $ 715,713 $ 625,140 (1) License revenue includes the portion of subscription revenue allocated to license. The amounts in the income statement include stock-based compensation as follows: Three Months Ended Six Months Ended March 28, March 30, March 28, March 30, 2020 2019 2020 2019 Cost of revenue$ 3,000 $ 3,112 $ 6,043 $ 6,223 Sales and marketing 7,146 9,522 14,598 19,244 Research and development 4,765 5,190 11,697 10,090 General and administrative 5,573 9,143 16,082 20,817 Total stock-based compensation$ 20,484 $ 26,967 $ 48,420 $ 56,374 5

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended	
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
GAAP revenue	$ 359,603	$ 290,451	$ 715,713	$ 625,140
Fair value adjustment of acquired deferred revenue	-	198	-	471
Non-GAAP revenue	$ 359,603	$ 290,649	$ 715,713	$ 625,611
GAAP gross margin	$ 276,576	$ 210,547	$ 545,281	$ 467,884
Fair value adjustment of acquired deferred revenue	-	198	-	471
Fair value adjustment to deferred services cost	-	(77)	-	(162)
Stock-based compensation	3,000	3,112	6,043	6,223
Amortization of acquired intangible assets included in cost of revenue	6,879	6,842	13,678	13,559
Non-GAAP gross margin	$ 286,455	$ 220,622	$ 565,002	$ 487,975
GAAP operating income (loss)	$ 50,025	$ (22,858)	$ 80,450	$ 7,186
Fair value adjustment of acquired deferred revenue	-	198	-	471
Fair value adjustment to deferred services cost	-	(77)	-	(162)
Stock-based compensation	20,484	26,967	48,420	56,374
Amortization of acquired intangible assets included in cost of revenue	6,879	6,842	13,678	13,559
Amortization of acquired intangible assets	7,288	5,930	14,065	11,866
Acquisition-related and other transactional charges included in general and administrative	261	372	7,390	791
Restructuring and other charges, net	18,242	26,980	32,276	45,473
Non-GAAP operating income [(1)]	$ 103,179	$ 44,354	$ 196,279	$ 135,558
GAAP net income (loss)	$ 7,156	$ (43,513)	$ 42,611	$ (22,528)
Fair value adjustment of acquired deferred revenue	-	198	-	471
Fair value adjustment to deferred services cost	-	(77)	-	(162)
Stock-based compensation	20,484	26,967	48,420	56,374
Amortization of acquired intangible assets included in cost of revenue	6,879	6,842	13,678	13,559
Amortization of acquired intangible assets	7,288	5,930	14,065	11,866
Acquisition-related and other transactional charges included in general and administrative	261	372	7,390	791
Restructuring and other charges, net	18,242	26,980	32,276	45,473
Debt early redemption premium	15,000	-	15,000	-
Income tax adjustments [(2)]	(6,855)	2,138	(38,821)	(12,718)
Non-GAAP net income	$ 68,455	$ 25,837	$ 134,619	$ 93,126
GAAP diluted earnings (loss) per share	$ 0.06	$ (0.37)	$ 0.37	$ (0.19)
Fair value adjustment of acquired deferred revenue	-	-	-	-
Stock-based compensation	0.18	0.23	0.42	0.47
Amortization of acquired intangibles	0.12	0.11	0.24	0.21
Acquisition-related and other transactional charges	-	-	0.06	0.01
Restructuring and other charges, net	0.16	0.23	0.28	0.38
Debt early redemption premium	0.13	-	0.13	-
Income tax adjustments	(0.06)	0.02	(0.34)	(0.11)
Non-GAAP diluted earnings per share	$ 0.59	$ 0.22	$ 1.16	$ 0.78
GAAP diluted weighted average shares outstanding	116,017	118,461	115,856	118,392
Dilutive effect of stock-based compensation plans	-	881	-	1,098
Non-GAAP diluted weighted average shares outstanding	116,017	119,342	115,856	119,490

(1) Operating margin impact of non-GAAP adjustments:

	Three Months Ended		Six Months Ended	
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
GAAP operating margin	13.9%	-7.9%	11.2%	1.1%
Fair value adjustment of acquired deferred revenue	0.0%	0.1%	0.0%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	5.7%	9.3%	6.8%	9.0%
Amortization of acquired intangibles	3.9%	4.4%	3.9%	4.1%
Acquisition-related and other transactional charges	0.1%	0.1%	1.2%	0.1%
Restructuring and other charges, net	5.1%	9.3%	4.5%	7.3%
Non-GAAP operating margin	28.7%	15.3%	27.4%	21.7%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2020 and 2019 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

6

    PTC Inc. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) March 28, September 30, 2020 2019 ASSETS Cash and cash equivalents (1) $ 826,776 $ 269,579 Marketable securities 56,941 57,435 Accounts receivable, net 352,673 372,743 Property and equipment, net 104,147 105,531 Goodwill and acquired intangible assets, net 1,854,272 1,408,128 Lease assets, net (2) 157,016 - Other assets 514,646 451,172 Total assets$ 3,866,471 $ 2,664,588 LIABILITIES AND STOCKHOLDERS' EQUITY Deferred revenue$ 417,202 $ 396,632 Debt, net of deferred issuance costs 1,630,722 669,134 Lease obligations (2) 224,158 - Other liabilities 320,308 396,824 Stockholders' equity 1,274,081 1,201,998 Total liabilities and stockholders' equity$ 3,866,471 $ 2,664,588 (1) We have notified bondholders that we will redeem the $500 million of 2024 Senior Notes in May 2020. Of the March cash balance, $530 million is reserved for that redemption. (2) In the first quarter of 2020, we adopted Accounting Standards Update 2016-02, Leases (Topic 842). 7

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended	
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Cash flows from operating activities:				
Net income (loss)	$ 7,156	$ (43,513)	$ 42,611	$ (22,528)
Stock-based compensation	20,484	26,967	48,420	56,374
Depreciation and amortization	20,605	19,505	40,193	39,558
Accounts receivable	(14,127)	30,476	20,187	54,501
Accounts payable and accruals	23,086	9,264	7,564	(27,868)
Deferred revenue	52,345	58,767	17,393	36,947
Income taxes	(1,113)	5,991	(43,815)	(15,677)
Other	(20,619)	33,673	(37,224)	41,037
Net cash provided by operating activities	87,817	141,130	95,329	162,344
Capital expenditures	(5,536)	(20,936)	(10,243)	(51,268)
Acquisition of businesses, net of cash acquired (1)	(771)	103	(468,520)	(69,453)
Borrowings (payments) on debt, net	520,000	(40,000)	975,000	95,000
Net proceeds associated with issuance of common stock	8,980	8,798	8,980	4,158
Repurchases of common stock	-	(64,994)	-	(64,994)
Payments of withholding taxes in connection with vesting of stock-based awards	(722)	(703)	(23,571)	(34,491)
Proceeds from (purchase of) investment	-	(7,500)	-	(7,500)
Contingent consideration	-	-	-	(1,575)
Credit facility origination costs	(15,261)	-	(16,266)	-
Other financing & investing activities	2,983	1,205	2,020	(119)
Foreign exchange impact on cash	(7,731)	196	(5,740)	2,237
Net change in cash, cash equivalents, and restricted cash	589,759	17,299	556,989	34,339
Cash, cash equivalents, and restricted cash, beginning of period	237,919	278,133	270,689	261,093
Cash, cash equivalents, and restricted cash, end of period	$ 827,678	$ 295,432	$ 827,678	$ 295,432

	Three Months Ended		Six Months Ended	
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Cash provided by operating activities	87,817	141,130	95,329	162,344
Capital expenditures	(5,536)	(20,936)	(10,243)	(51,268)
Free cash flow (2)	82,281	120,194	85,086	111,076

(1) In the three months ended December 28, 2019, we acquired Onshape for $468 million, net of cash acquired. In the three months ended December 29, 2018, we acquired Frustum for $70 million, net of cash acquired.

(2) Free cash flow includes $18.0 million and $21.3 million of restructuring payments in the three and six months ended March 28, 2020, respectively, compared with $9.6 million and $17.9 million in the three and six months ended March 30, 2019. Free cash flow includes $2.1 million and $8.6 million of acquisition-related payments for the three and six months ended March 28, 2020, respectively. There were no acquisition-related payments in the first half of 2019.

8

Important Disclosures Important Information About Our Non-GAAP Financial Measures PTC provides non-GAAP supplemental financial information to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to- period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These, non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP measures often have a material impact on our financial results and such items often recur. Management uses, and investors should consider, non-GAAP financial measures in conjunction with our GAAP results. Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring and other charges, debt early redemption premium and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Free Cash Flow - PTC also provides information on “free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. As a reminder, we suspended the share repurchase program for FY’20. Free cash flow is net cash provided by (used in) operating activities less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. Constant Currency Change Metric - We present CC information for revenue, EPS, and ARR to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations. To present CC revenue, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2019, excluding the effect of any hedging, rather than the actual exchange rates in effect during that period. Operating Measure ARR - To help investors understand and assess the success of our subscription transition, we provide an ARR operating measure. On September 5, 2019, we revised the ARR definition. ARR represents the annualized value of our portfolio of recurring customer arrangements as of the end of the reporting period, including subscription software, cloud, and support contracts. We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer expansions and includes the impact of churn (gross churn net of pricing). Because this measure represents the annualized value of recurring customer contracts as of the end of a reporting period, ARR does not represent revenue or billings for any particular period or remaining revenue that will be recognized in future periods. Forward-Looking Statements 9

    Statements in this document that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the COVID-19 pandemic impact on the global macroeconomic environment and our business could be more severe and prolonged than we expect; the macroeconomic and/or global manufacturing climates may deteriorate further due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; customers may continue to delay or reduce purchases of new software, to reduce the number of subscriptions they carry, or delay payments to us due to the COVID-19 pandemic, all of which would adversely affect ARR and our financial results, including cash flow; our businesses, including our Internet of Things (IoT), Augmented Reality and Onshape businesses, may not expand and/or generate the revenue we expect if customers are slower to adopt those technologies than we expect or adopt competing technologies; bookings associated with minimum purchase commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; our strategic initiatives and investments may not generate the revenue we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; we may be unable to generate sufficient operating cash flow to repay our outstanding debt when or as we expect or to return 50% of free cash flow to shareholders under our long-term capital plan, and other uses of cash or our credit facility limits or other matters could preclude such repayments or share repurchases; we may be unable to expand our partner ecosystem as we expect; and our partners may not generate the revenue we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. About PTC (NASDAQ: PTC) PTC unleashes industrial innovation with award-winning, market-proven solutions that enable companies to differentiate their products and services, improve operational excellence, and increase workforce productivity. With PTC, and its partner ecosystem, manufacturers can capitalize on the promise of today’s new technology to drive digital transformation. PTC.com @PTC Blogs PTC Investor Relations Contacts Tim Fox Noelle Faris tifox@ptc.com nfaris@ptc.com   10